EXHIBIT 23.1 Consent of Robert Early & Company, P.C.






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-72958 regarding the Stock Compensation Plan of KleenAir Systems, Inc. of our report dated February 22, 2003 which is being included in the annual report on Form 10-KSB of KleenAir Systems, Inc. for the year ended December 31, 2002.





/s/ ROBERT EARLY & COMPANY, P.C.


Abilene, Texas
March 29, 2003
















                                EXHIBIT 23.1